Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on December 13, 2021.

Introduction

The following unaudited pro forma condensed combined financial information of Solid Power has been prepared in accordance with Article 11 of Regulation S-X (as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”) and presents the combination of historical financial information of Legacy Solid Power and DCRC, adjusted to give effect to the business combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 combines the historical balance sheet of DCRC as of September 30, 2021 with the historical balance sheet of Legacy Solid Power as of September 30, 2021 on a pro forma basis as if the business combination and other events, summarized below, had been consummated on September 30, 2021.

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 combine the historical statements of operations of DCRC and the historical statements of operations of Legacy Solid Power for such periods on a pro forma basis as if the business combination and other events, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. Since DCRC was incorporated on January 29, 2021, there is no statement of operations for the year ended December 31, 2020 to include in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following items:

•       the accompanying notes to the unaudited pro forma condensed combined financial statements;

•       the historical unaudited financial statements and accompanying notes of DCRC as of September 30, 2021 and for the period from January 29, 2021 (inception) to September 30, 2021, which were included in DCRC’s Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2021 filed with the SEC (the “DCRC Q3 10-Q”) and are incorporated by reference;

•       the historical audited financial statements and accompanying notes of Legacy Solid Power as of and for the year ended December 31, 2020, which were included in DCRC’s Proxy Statement/Prospectus filed with the SEC on November 10, 2021 (the “Proxy Statement/Prospectus”) and are incorporated by reference;

•       the historical unaudited financial statements and accompanying notes of Legacy Solid Power as of September 30, 2021 and for the nine months ended September 30, 2021, which have been filed as Exhibit 99.1 on the Form 8-K and are incorporated by reference; and

•       other information relating to DCRC and Legacy Solid Power included in the Proxy Statement/Prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth under the section entitled “Proposal No. 1 – The Business Combination Proposal.”

The unaudited pro forma condensed combined financial information should also be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Solid Power Operating, Inc.,” filed as Exhibit 99.3 to the Form 8-K, the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the DCRC Q3 10-Q and other financial information included or incorporated elsewhere in the Form 8-K.

Pursuant to the first amended and restated certificate of incorporation of DCRC, public stockholders were offered the opportunity to redeem, upon the Closing, shares of DCRC Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the Closing) in DCRC’s trust account. The unaudited condensed pro forma financial statements reflect actual redemptions of 210,171 shares of DCRC’s Class A common stock at $10.00 per share.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the business combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DCRC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of Solid Power represent a continuation of the financial statements of Legacy Solid Power with the business combination treated as the equivalent of Legacy Solid Power issuing shares for the net assets of DCRC, accompanied by a recapitalization. Operations prior to the reverse recapitalization are those of Legacy Solid Power. Legacy Solid Power has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•       Legacy Solid Power’s existing stockholders hold a majority of the outstanding equity interests in Solid Power;

•       Legacy Solid Power’s prior management comprises the management of Solid Power;

•       Legacy Solid Power’s prior board of directors constitutes a majority of the Solid Power board of directors;

•       the operations of Solid Power represent the prior operations of Legacy Solid Power; and

•       Solid Power assumed Legacy Solid Power’s name and headquarters.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the business combination occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of Solid Power following the completion of the business combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of September 30, 2021

(Dollar amounts in thousands)

					As of September 30,
	As of September 30, 2021				2021
	DCRC (Historical)	Legacy Solid Power (Historical)	Pro Forma Adjustments		Pro Forma Combined
ASSETS
Cash and cash equivalents	$-	$109,272	$195,000	(A)	$608,267
			350,016	(B)
			(3,523)	(C)
			(41,896)	(D)
			1,500	(H)
			(2,102)	(I)
Contract receivables	-	642	-		642
Prepaid expenses and other current assets	561	1,103	-		1,664
Total current assets	561	111,017	498,995		610,573

Cash equivalent held in trust account	350,011	-	(350,011)	(B)	-
Property and equipment—net	-	13,405	-		13,405
Intangible assets (net)	270	430	-		700
Total assets	$350,842	$124,852	$148,984		$624,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	3,389	1,293	(3,389)	(C)	1,293
Accrued compensation	-	1,340	-		1,340
Current portion of long-term debt	-	1,231	-		1,231
Other accrued liabilities	134	617	(134)	(C)	617
Total current liabilities	$3,523	$4,481	$(3,523)		$4,481

Long-term debt, net of current portion	-	569	-		569
Deferred underwriting fee payable	12,250	-	(12,250)	(D)	-
Warrant liabilities	39,429	-	2,233	(H)	41,662
Other long-term liabilities	-	265	-		265
Deferred taxes	-	164	-		164
Total liabilities	$55,202	$5,479	$(13,540)		$47,141

Mezzanine Equity
Solid Power Series A-1 Preferred Stock	-	286,167	(286,167)	(F)	-
Solid Power Series B Preferred Stock	-	224,186	(224,186)	(F)	-
Class A Common stock subject to possible redemption	350,000	-	(350,000)	(F)	-

Stockholders’ Equity (Deficit)
Common Stock	-	1	(1)	(F)	-
Class A Common Stock	-	-	2	(A)	16
			13	(F)
			1	(G)
Class B Common Stock	1	-	(1)	(G)	-
Additional paid in capital	-	-	194,998	(A)	966,859
			(28,641)	(D)
			(3,375)	(E)
			805,979	(F)
			(2,102)	(I)
Accumulated deficit	(54,361)	(390,981)	54,361	(F)	(389,338)
			5	(B)
			(1,004)	(D)
			3,375	(E)
			(733)	(H)
Total Stockholders’ Equity (Deficit)	(54,360)	(390,980)	1,022,877		577,537

Total Liabilities and Stockholders’ Equity (Deficit)	$350,842	$124,852	$148,984		$624,678

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2021

(in thousands, except per share data)

	For the Nine Months Ended September 30, 2021				For the Nine Months Ended September 30,
	DCRC (Historical)	Legacy Solid Power (Historical)	Pro Forma Adjustments		2021 Pro Forma Combined
Collaboration and support revenue
Commercial	-	36	-		36
Governmental	-	1,633	-		1,633
Total collaboration and support revenue	-	1,669	-		1,669
Operating expenses
Research and development	-	10,709	-		10,709
Direct costs	-	1,764	-		1,764
Marketing and sales	-	1,819	-		1,819
Finance and administrative	5,038	6,200	(5,038)	(AA)	2,825
			(3,375)	(BB)
Total operating expenses	5,038	20,492	(8,413)		17,117
Operating loss	(5,038)	(18,823)	8,413		(15,448)
Interest expense	-	374	(263)	(CC)	111
Offering costs allocated to warrant liabilities	957	-	-		957
Decrease in fair value of warrants	12,429	-	(733)	(GG)	11,696
Loss from change in value of embedded derivative liability	-	2,680	(2,680)	(DD)	-
Contract termination loss	-	3,102	(3,102)	(EE)	-
Interest Income	(11)	(27)	11	(FF)	(32)
			(5)	(HH)
Pretax loss	(18,413)	(24,952)	15,185		(28,180)
Income tax expense	-	(88)	-		(88)
Net loss	(18,413)	(24,864)	15,185		(28,092)
Deemed dividend related to Solid Power Series A-1 and Series B redeemable Legacy preferred stock	-	266,772	(266,772)	(II)	-
Net loss attributable to common stockholders	$(18,413)	$(291,636)	$281,957		$(28,092)
Basic and diluted net loss per common share	$(0.52)	$(34.67)			$(0.17)
Weighted average shares outstanding, basic and diluted	35,717	8,411			167,558

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the year ended December 31, 2020

(in thousands, except per share data)

	For the Year Ended December 31, 2020				For the Year Ended December 31, 2020
	DCRC (Historical)	Legacy Solid Power (Historical)	Pro Forma Adjustments		Pro Forma Combined
Collaboration and support revenue
Commercial	-	906	-		906
Governmental	-	1,197	-		1,197
Total collaboration and support revenue	-	2,103	-		2,103
Operating expenses
Research and development	-	9,594	-		9,594
Direct costs	-	1,670	-		1,670
Marketing and sales	-	1,205	-		1,205
Finance and administrative	-	1,227	-		1,227
Total operating expenses	-	13,696	-		13,696
Operating loss	-	(11,593)	-		(11,593)
Interest expense	-	361	(164)	(JJ)	197
Gain on loan extinguishment	-	(923)	-		(923)
Transaction costs related to warrant liabilities	-	-	1,004	(KK)	1,004
Loss from change in fair value of debt	-	437	(437)	(LL)	-
Loss from change in embedded derivative liability	-	2,817	(2,817)	(MM)	-
Contract termination loss	-	-	3,100	(NN)	3,100
Interest Income	-	(28)	-		(28)
Pretax loss	-	(14,257)	(686)		(14,943)
Income tax expense	-	118	-		118
Net loss	-	(14,375)	(686)		(15,061)
Deemed dividend related to Solid Power Series A-1 and Series B redeemable Legacy preferred stock	-	80,086	(80,086)	(OO)	-
Net loss attributable to common stockholders	$-	$(94,461)	$79,400		$(15,061)
Basic and diluted net loss per common share	$-	$(12.85)			$(0.09)
Weighted average shares outstanding, basic and diluted	-	7,352			167,558

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.       Basis of Presentation

The business combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, DCRC is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination is treated as the equivalent of Legacy Solid Power issuing stock for the net assets of DCRC, accompanied by a recapitalization. The net assets of DCRC are stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives pro forma effect to the business combination as if it had been consummated on September 30, 2021. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and year ended December 31, 2020 give pro forma effect to the business combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•       DCRC’s unaudited balance sheet as of September 30, 2021 and the related notes, which was included in the DCRC Q3 10-Q/A and is incorporated by reference; and

•       Legacy Solid Power’s unaudited balance sheet as of September 30, 2021 and the related notes, which is attached as Exhibit 99.1 to the Form 8-K and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 has been prepared using, and should be read in conjunction with, the following:

•       DCRC’s unaudited statement of operations from January 29, 2021 (inception) through September 30, 2021 and the related notes, which was included in the DCRC Q3 10-Q/A and is incorporated by reference; and

•       Legacy Solid Power’s unaudited statement of operations for the nine months ended September 30, 2021 and the related notes, which is attached as Exhibit 99.1 to the Form 8-K and incorporated by reference.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 has been prepared using, and should be read in conjunction with, the following:

•       Legacy Solid Power’s audited statement of operations for the year ended December 31, 2020 and the related notes, which was filed by DCRC with the SEC in the Proxy Statement/Prospectus and is incorporated by reference.

Management has made significant estimates and assumptions in its determination of the unaudited pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the business combination.

The unaudited pro forma adjustments reflecting the consummation of the business combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described below, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the unaudited pro forma adjustments and it is possible the difference may be material. Management believes that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the business combination based on information available to management at this time and that the unaudited pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the business combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Solid Power.

2.       Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. DCRC and Legacy Solid Power have not had any historical relationship unrelated to the business combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted net loss per common share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the post- combination company’s common shares outstanding, assuming the business combination occurred on January 1, 2020.

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of September 30, 2021 are as follows:

(A)	Reflects the proceeds from the private placement of 19,500,000 shares of Solid Power common stock at $10.00 per share to the PIPE Investors.

(B)	Reflects the reclassification of approximately $350 million of cash and cash equivalents held in the DCRC trust account at the balance sheet date that became available in connection with the business combination.

(C)	Reflects settlement of DCRC accounts payable and accruals in accordance with the business combination.

(D)	Reflects elimination of estimated transaction fees and expenses incurred in connection with the business combination.

(E)	Reflects elimination of transaction expenses capitalized upon Closing.

(F)	Reflects conversion of Legacy Solid Power preferred stock and Legacy Solid Power common stock to Solid Power’s Common Stock and the change of DCRC’s Class A Common Stock to Solid Power’s Common Stock following Closing, including the clearing of the balance in DCRC accumulated deficit.

(G)	Reflects the reclassification of the DCRC founder shares from Class B common stock to Solid Power Common Stock at the Closing.

(H)	Reflects the issuance of a promissory note for $1,500,000 to our Sponsor on October 14, 2021, which were converted into 1,000,000 private placement warrants at the Closing.

(I)	Reflects a reduction in the amount of cash transferred to Solid Power from the DCRC trust account upon redemption of 210,171 shares of DCRC Class A common stock at $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months ended September 30, 2021

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 are as follows:

(AA)	Elimination of fees incurred by DCRC under an administrative support agreement with an affiliate of Decarbonization Plus Acquisition Sponsor III LLC that ceased to be paid upon completion of the business combination. For the period from January 29, 2021 (Inception) to September 30, 2021, DCRC had accrued approximately $5.0 million of general and administrative expenses including due diligence costs incurred in the pursuit of acquisition plans, which were outstanding at September 30, 2021.

(BB)	Elimination of estimated transaction expenses capitalized upon Closing.

(CC)	Elimination of interest expenses related to Legacy Solid Power convertible notes payable that were converted to shares of Legacy Solid Power Series B preferred stock.

(DD)	Elimination of loss on Legacy Solid Power convertible notes that were converted to shares of Legacy Solid Power Series B preferred stock.

(EE)	Elimination of $3.1 million in May 2021 to cancel product manufacturing rights previously held by a Legacy Solid Power Series A-1 preferred stock stockholder.

(FF)	Elimination of interest income related to Cash Held in Trust by DCRC that became available in connection with the business combination.

(GG)	Reflects gain in fair value of private placement warrants at the Closing

(HH)	Reflects interest income for Cash Held in Trust from September 30, 2021 until date of Closing.

(II)	Elimination of a deemed dividend related to Legacy Solid Power preferred stock that converted to Solid Power Common Stock upon Closing.

Note: The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Management believes statutory tax adjustments in this unaudited pro forma condensed combined financial information would not be meaningful given the combined entity is an early stage company with a history of financial losses.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

The unaudited pro forma adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 are as follows:

(JJ)	Elimination of interest expenses related to convertible notes of Legacy Solid Power that were converted to Legacy Solid Power Series B preferred stock.

(KK)	Elimination of estimated transaction fees and expenses incurred in connection with the business combination.

(LL)	Elimination of debt-related fair value adjustment convertible notes of Legacy Solid Power that ceased upon closing of the sale of Legacy Solid Power Series B preferred stock.

(MM)	Elimination of loss on Legacy Solid Power convertible note embedded derivatives that were converted to Legacy Solid Power Series B preferred stock.

(NN)	Elimination of $3.1 million in May 2021 to cancel product manufacturing rights previously held by a Legacy Solid Power Series A-1 preferred stock stockholder.

(OO)	Elimination of a deemed dividend related to Legacy Solid Power preferred stock that converted to Solid Power Common Stock upon Closing.

Note: The unaudited pro forma condensed combined financial information does not reflect the income tax effects of the pro forma adjustments as based on the statutory rate in effect for the historical periods presented. Management believes statutory tax adjustments in this unaudited pro forma condensed combined financial information would not be meaningful given the combined entity is an early stage company with a history of financial losses.

3.       Loss per Share

As the business combination has been reflected as if it occurred on January 1, 2020 for purposes of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the shares issuable in connection with the business combination had been outstanding as of such date. Pro forma basic and diluted net loss per share for the period from January 1, 2021 through September 30, 2021 and January 1, 2020 through December 31, 2020 are calculated as follows:

(in thousands, except per share data)	Nine months ended September 30, 2021	Year ended December 31, 2020
Pro forma net loss for the nine months ended September 30, 2021	$(28,092)	$(15,061)
Pro forma weighted average shares outstanding - basic and diluted (1)	167,558	167,558
Pro forma net loss per share, basic and diluted	$(0.17)	$(0.09)

Pro forma weighted average shares outstanding - basic and diluted
DCRC Class A Common Stock	43,500	43,500
DCRC Class B Common Stock	40	40
Total DCRC	43,540	43,540
Legacy Solid Power (1)	104,518	104,518
Solid Power Common Stock (PIPE Investors)	19,500	19,500
Pro forma weighted average shares outstanding basic and diluted	167,558	167,558

(1)	The equivalent pro forma basic and diluted per share data for Legacy Solid Power is calculated by multiplying the estimated number of shares of Legacy Solid Power common stock issued and outstanding immediately prior to the Effective Time (i.e., 9,999,885 shares of Solid Power Common Stock, 14,069,187 shares of Legacy Solid Power Series A-1 preferred stock, which were converted into 14,069,187 shares of Legacy Solid Power common stock immediately prior to the Effective Time, and 8,777,812 shares of Legacy Solid Power Series B preferred stock, which were converted into 8,777,812 shares of Legacy Solid Power common stock immediately prior to the Effective Time) by the Exchange Ratio. The Exchange Ratio at the Effective Time was approximately 3.182. The pro forma basic and diluted per share data for Legacy Solid Power does not include the estimated 34,407,949 shares of Solid Power Common Stock after applying the Exchange Ratio, which may be issued upon the exercise of the options that were issued in exchange for Legacy Solid Power options.